UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

April 3, 2013

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER   0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 3, 2013, the Compensation Committee of the Board of Director’s of Astro-Med, Inc. (the “Company”) approved an amendment to the Astro-Med, Inc. Management Bonus Plan for Group III (executive officers) (the “Plan”) to clarify that the limitation on all combined annual bonuses paid under the Plan not exceeding 10% of the Company’s consolidated Operating Income (determined without deduction for the combined management bonus plan pool) applies only to bonuses based upon achieving financial objectives and does not include bonuses based upon achieving business objectives.  A copy of the Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

Exhibit no.                    Exhibit

10.1                                Management Bonus Plan – Group III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date: April 9, 2013	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer